Exhibit 99.1

Safeguard Scientifics Intends to File Form 25

to Voluntarily Delist its Common Stock from The Nasdaq Stock Market LLC

Radnor, PA, January 22, 2024 - Safeguard Scientifics, Inc. (Nasdaq: SFE) (“Safeguard” or the “Company”) has announced today that it notified The Nasdaq Stock Market LLC (“Nasdaq”) that it intends to file Form 25 with the Securities and Exchange Commission (the “SEC”) on February 2, 2024 to voluntarily delist its shares of common stock from trading on Nasdaq in connection with its previously announced plan to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company expects that the delisting will occur ten days after the filing of Form 25, at which point, the Company intends to file a Form 15 with the SEC certifying that it has less than 300 shareholders of record, which will terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act. Following the delisting of the Company’s common stock from trading on Nasdaq, any trading in the Company’s common stock would only occur in privately negotiated sales and potentially on an over-the-counter market. The Company expects to have its common stock quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on an OTC market or otherwise.

The Company has also announced that it filed amendments to its articles of incorporation with the Pennsylvania Department of State to effectuate a reverse stock split at a ratio of 1-for-100, followed immediately by a forward stock split at a ratio of 100-for-1 (collectively referred to as “stock splits”), which were both effective on January 12, 2024. These stock split ratios are within the ranges approved by the Company’s shareholders at the special meeting of shareholders held on December 15, 2023 in connection with the Company’s previously announced plan to cease the registration of the Company’s common stock under the Exchange Act and to delist the Company’s common stock from trading on Nasdaq (referred to as the “Transaction”).

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and timing of the Transaction, trading of the Company’s common stock following the voluntary delisting from trading on Nasdaq, and the number of holders of record of the Company’s common stock that the Company expects to have after the stock splits. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the Transaction are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to the consummation of the Transaction. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SAFEGUARD CONTACT:

Mark Dow

mdow@rockcreekfa.com